Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the inclusion of our report dated May 18, 2012, with respect to the financial statements of Tortoise Energy Independence Fund, Inc. as of May 3, 2012, in the Registration Statement (Form N-2) filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 3 under the Securities Act of 1933 (Registration No. 333-180678) and Amendment No. 3 under the Investment Company Act of 1940 (Registration No. 811-22690).

/s/ Ernst & Young LLP

Kansas City, Missouri

July 25, 2012